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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 19, 2006, relating to the statutory financial statements of Teachers Insurance and Annuity Association of America (the "Company"), which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP

New York, NY
September 26, 2006